                                                                    Exhibit 23.2



                        CONSENT OF INDEPENDENT AUDITORS


We consent to the reference to our firm under the caption "Experts" in the Registration Statement on Form S-3 and related prospectus of Opinion Research Corporation for the registration of 1,176,458 shares of its common stock and to the incorporation by reference therein of our report dated March 23, 2000, with respect to the financial statements of CJ Research, Inc. included in Opinion Research Corporation's Current Report on Form 8-K dated September 15, 2000, amended on October 30, 2000, filed with the Securities and Exchange Commission.


                                                      /s/ Folisi, Samz & Company



Schaumburg, Illinois
November 21, 2000